UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

As disclosed in Item 5 of the Company's Form 10-Q for the second quarter of 2010, which the Company expects to file on the date hereof, the Annual Meeting of Shareholders of Eagle Bulk Shipping Inc. (the "Company") was held on May 20, 2010. There were 62,126,665 common shares outstanding and entitled to vote at the meeting. A majority of the outstanding common shares entitled to vote were present in person or by proxy. At the meeting the matters described below were approved by the shareholders.

1.           The following persons were re-elected Class II directors of the Company to serve until the Annual Meeting of Shareholders in 2013 and until their respective successors are duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal, by the following number of votes:

	Votes For	Votes Withheld	Broker Non-Votes
Mr. Joseph M. Cianciolo	15,751,124	3,343,659	26,395,818
Mr. David B. Hiley	18,238,100	856,683	26,395,818
Mr. Thomas B. Winmill	17,789,246	1,305,537	26,395,818

The following persons continue as Class I directors of the Company: Jon Tomasson and Sophocles N. Zoullas. The following persons continue as Class III directors of the Company: Douglas P. Haensel and Alexis P. Zoullas.

2.           The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2010, was approved by the following number of votes:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Ernst & Young LLP	44,918,087	449,798	122,716	-

There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)

Dated: August 6, 2010	By: /s/ Alan S. Ginsberg
Name: Alan S. Ginsberg Title: Chief Financial Officer

SK 25083 0001 1106068